UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
T Stamp Inc.
(Name of Registrant as Specified in its Charter)

Not applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3017 Bolling Way NE, Floor 2,
Atlanta, Georgia, 30305

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on November 18, 2024

September 30, 2024

Dear Stockholder:
We cordially invite you to attend the Special Meeting of Stockholders of T Stamp Inc. dba Trust Stamp (the “Special Meeting”). The Special Meeting will be held on Monday, November 18, 2024, at 8:00 a.m. Eastern Time and will be held entirely online live via audio webcast. You will be able to attend and participate in the Special Meeting virtually by visiting www.colonialstock.com/tstamp2024, where you will be able to listen to the Special Meeting live, submit questions, and vote.
You will find important information about the matters to be voted on at the Special Meeting in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement. We are sending most of our stockholders a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) instead of sending a full set of printed materials. The Notice tells you how to access and review on the internet the important information contained in the proxy materials. The Notice also tells you how to vote on the internet prior to the Special Meeting or by phone and how to request to receive a printed copy of our proxy materials.
Your vote is important. We hope you will attend the virtual Special Meeting. We encourage you to review the proxy materials and vote as soon as possible. You may vote on the internet or by phone as described in the attached proxy materials. You also may vote by mail if you timely request to receive printed copies of these proxy materials in the mail. You will also be able to vote your shares electronically during the Special Meeting. Details about how to attend the virtual Special Meeting, how to submit questions, and how to cast your votes are posted at www.colonialstock.com/tstamp2024 and can be found in this proxy statement in the section entitled “Questions and Answers about the Special Meeting and Voting—How can I attend and vote at the Special Meeting?”.

Very truly yours,

/s/ Gareth Genner
Gareth Genner
Chief Executive Officer

3017 Bolling Way NE, Floor 2,
Atlanta, Georgia, 30305

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Special Meeting Date		Monday, November 18, 2024
Time		8:00 a.m. Eastern Time
Place		www.colonialstock.com/tstamp2024

Items of Business	(1)
Ratify, by a vote of all the stockholders, the approval of that certain Securities Purchase Agreement dated July 13, 2024 between our Company and DQI Holdings, Inc. (the “DQI SPA”) and all transactions contemplated thereunder, including, but not limited to, the sale of 4,597,701 shares of our Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) to DQI as required by and in accordance with Nasdaq Listing Rule 5635(d)); and

(2)
Ratify, by a vote of all the stockholders, the approval of the issuance of certain Private Placement Warrants issued pursuant that certain Securities Purchase Agreement dated September 4, 2024 between our Company and Armistice Capital Master Fund Ltd. (the “Armistice SPA”) exercisable for an aggregate of up to 2,865,798 shares of Class A Common Stock, at an exercise price of $0.3223 per share of Class A Common Stock (the “Private Placement Warrants”), as required by and in accordance with Nasdaq Listing Rule 5635(d));

(3)
Approve the issuance of up to 9,546,060 shares of our Common Stock upon the exercise of certain warrants (the “New Warrants”) issued to Armistice Capital Master Fund Ltd. pursuant to that certain Warrant Exercise Agreement dated September 3, 2024 (the “WEA”) as required by and in accordance with Nasdaq Listing Rule 5635(d)); and

(4)
To approve a reverse stock split of our Common Stock, par value $0.01 per share (“Common Stock”), at a ratio of not less than 1-for-5 and not more than 1-for-50, with such ratio to be determined by the Board of Directors on or prior to December 31, 2024, in its sole discretion, and which would be effected by filing a Certificate of Amendment to the Company's Third Amended and Restated Certificate of Incorporation with the State of Delaware (collectively, the “Reverse Split ”); and

	(5)	To transact any other business that properly comes before the Special Meeting and any adjournment or postponement of the Special Meeting.

Record Date		Holders of record of our capital stock on September 24, 2024, are entitled to receive notice of, and to vote at, the Special Meeting and any postponement or adjournment of the Special Meeting.
Voting		Your vote is important. We encourage you to read the accompanying proxy materials and submit your vote as soon as possible. You can find information about how to cast your vote in the question-and-answer section of the accompanying proxy statement.
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy

Materials (the “Notice”) to our stockholders entitled to notice of, and to vote at, the Special Meeting and at any postponement or adjournment thereof. Stockholders will have the ability to access the proxy materials at www.colonialstock.com/tstamp2024 or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe these rules allow us to provide our stockholders with the information they need while lowering the cost of delivery and reducing the environmental impact of our Special Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 18, 2024: This notice and our proxy statement are available at www.colonialstock.com/tstamp2024.

By Order of the Board of Directors of T Stamp Inc.,

/s/ Gareth Genner
Gareth Genner
Chief Executive Officer
Atlanta, Georgia
September 30, 2024

3017 Bolling Way NE, Floor 2
Atlanta, Georgia, 30305
(404) 806-9906
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING
Why did I receive these proxy materials?
We are providing these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board”) of T Stamp Inc., a Delaware corporation, of proxies to be voted at our Special Meeting of Stockholders (the “Special Meeting”).
The Special Meeting will be held on Monday, November 18, 2024, at 8:00 a.m. Eastern Time, online at www.colonialstock.com/tstamp2024. The Special Meeting will be a completely virtual meeting conducted via live audio webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.colonialstock.com/tstamp2024 and clicking on the “Virtual Meeting Instructions” link under the proxy materials to register for the meeting. You must enter the control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If you lose the control number, you may call Colonial Stock Transfer at (877) 285-8605 for assistance in recovering your control number. Only stockholders with a valid control number will be able to vote and ask questions at the Special Meeting, as well as access the list of stockholders as of the close of business on the Record Date (as defined below).
We expect to begin furnishing these proxy materials to stockholders on or about October 4, 2024.
A form of the proxy card is attached as Appendix A to this proxy statement.
When we use the term “Trust Stamp,” “Company,” “us,” “we,” or “our,” we mean T Stamp Inc. and its subsidiaries on a consolidated basis (unless context indicates otherwise).
What matters will be voted on at the Special Meeting?
We will ask stockholders to vote on the following matters at the Special Meeting:

(1)
Ratify, by a vote of all the stockholders, the approval of the DQI SPA and all transactions contemplated thereunder, including, but not limited to, the sale of 4,597,701 shares of our Class A Common Stock to DQI as required by and in accordance with Nasdaq Listing Rule 5635(d)) (“Proposal 1”); and

(2)
Ratify, by a vote of all the stockholders, the issuance of up to 2,865,798 shares from the exercise of the Private Placement Warrants issued pursuant to the Armistice SPA, as required by and in accordance with Nasdaq Listing Rule 5635(d)) (“Proposal 2”);

(3)
Approve the issuance of up to 9,546,060 shares of our Common Stock upon the exercise of the New Warrants issued to Armistice pursuant to the WEA as required by and in accordance with Nasdaq Listing Rule 5635(d)) (“Proposal 3”); and

(4)
Approve a reverse stock split of our Common Stock at a ratio of not less than 1-for-5 and not more than 1-for-50, with such ratio to be determined by the Board of Directors on or prior to December 31, 2024, in its sole discretion (“Proposal 4”); and

(5)	To transact any other business that properly comes before the Special Meeting and any adjournment or postponement of the Special Meeting.
Who can vote?
Stockholders of record of our capital stock at the close of business on the record date of September 24, 2024 (the “Record Date”), are entitled to receive notice of, and to vote at, the Special Meeting. Our capital stock currently outstanding consists of our Common Stock, par value $0.01, all of which is designated as Class A Common Stock.
Each share of Class A Common Stock is entitled to one (1) vote per share as of the Record Date. For additional information, see our Third Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2024. Cumulative voting is not permitted.
As of the Record Date, 18,819,750 shares of our Class A Common Stock were issued and outstanding, representing all outstanding shares of capital stock of our Company.
A list of stockholders will also be available during the Special Meeting through the Special Meeting website for those stockholders who choose to attend.
To attend and participate in the Special Meeting, you must visit www.colonialstock.com/tstamp2024, click on the “Virtual Meeting Instructions” link, and follow the instructions to register for the meeting. The Special Meeting webcast will begin promptly at 8:00 a.m. Eastern Time. We encourage you to access the Special Meeting prior to the start time, and allow ample time for the registration and check-in procedures.
What is the difference between a stockholder of record and a beneficial holder?
Many of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Colonial Stock Transfer Company, Inc. (“Colonial Stock Transfer”), you are the stockholder of record for those shares and are receiving proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote online at the Special Meeting.

Beneficial Holder
If your shares are held in a stock brokerage account or by a bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial holder of those shares. Your broker, bank, or other nominee is the stockholder of record and has forwarded proxy materials to you as the beneficial holder. As the beneficial holder, you have the right to direct your broker, bank, or other nominee how to vote your shares and are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Special Meeting unless you have the control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials giving you the right to vote the shares.
How do I vote?
Stockholder of Record
If you are a stockholder of record, you can vote over the phone or on the internet prior to the Special Meeting by following the instructions you received from us in the mail or by email. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the proxy card included with the materials. Finally, you can vote online at the Special Meeting by attending the Special Meeting online and following the instructions posted at www.colonialstock.com/tstamp2024.
Beneficial Holder
If you are a beneficial holder, you can vote over the phone or on the internet prior to the Special Meeting by following the instructions you received from your broker, bank, or other nominee in the mail or by email. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the voting instruction card included with the materials. If you have not received this information from your broker, bank, or other nominee, please contact them as soon as possible. You can vote online at the Special Meeting by attending the Special Meeting online and following the instructions posted at www.colonialstock.com/tstamp2024.
If you do not give your broker, bank, or other nominee instructions as to how to vote, under the rules of the Nasdaq, your broker, bank, or other nominee may vote your shares with respect to “routine” items, but not with respect to “non-routine” items. We believe Proposals 1, 2, 3, and 4 will be considered “non-routine” matters, and that accordingly brokers or nominees will not be able to vote shares in the absence of instructions. For purposes of these Proposals, a broker non-vote is not considered to be a “vote cast” at the meeting and will have no effect on that proposal. While we believe that Proposal 4 is a “non-routine” matter, the Company is aware of situations where proposals similar to Proposal 4 have been classified as “routine” proposals. If Proposal 4 is classified as a “routine” proposal, brokers may vote on Proposal 4 in their discretion if they do not receive voting instructions from the beneficial owner, and the failure to give your broker voting instructions would not prevent your shares from being voted in favor of Proposal 4. Stockholders who do not wish their shares to be voted in favor, or who wish to abstain with respect to, Proposal 4 should instruct their broker to vote against or abstain with respect to, as the case may be, Proposal 4 and should not rely on the Company’s belief that Proposal 4 will be classified a “non-routine” matter as a guarantee that shares for which no voting instructions are given will have the same effect as a vote against Proposal 4.
Multiple Holdings
If you hold shares both as a stockholder of record and as a beneficial holder, you must vote separately for each set of shares.

How can I attend and vote at the Special Meeting?
This year’s Special Meeting will be held entirely online live via audio webcast. Any stockholder can attend the virtual Special Meeting live at www.colonialstock.com/tstamp2024. If you were a stockholder as of the Record Date and you have your control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials, you can vote at the Special Meeting.
A summary of the information you need to attend the Special Meeting online is provided below.

•	To participate in the Special Meeting, you will need the control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

•	The Special Meeting webcast will begin promptly at 8:00 a.m. Eastern Time on Monday, November 18, 2024. We encourage you to access the Special Meeting prior to the start time. You should allow ample time for the check-in procedures.

•	The virtual Special Meeting platform is fully supported across browsers (Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Special Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Special Meeting.

•	Instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.colonialstock.com/tstamp2024 by clicking on the "Virtual Meeting Instructions” link on the website.
Questions pertinent to the Special Meeting matters will be answered during the virtual Special Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Special Meeting matters, and therefore, will not be answered.
To participate in the Special Meeting, you will need the control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, bank, or other nominee to obtain your control number or otherwise vote through the broker, trustee, bank, or other holder of record. If you lose your control number, you may join the Special Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on the Record Date. Only stockholders with a valid control number will be able vote and ask questions at the Special Meeting, as well as access the list of stockholders as of the close of business on the Record Date.
What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual Special Meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting website. If you encounter any difficulties accessing the virtual Special Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting login page.

Can I change or revoke my vote?
If you are a stockholder of record, you may change your vote at any time prior to the vote at the Special Meeting by taking any of the following actions:

•	submitting a new proxy with a later date using any of the available methods described above;
•	providing a written revocation to our Board Secretary; or
•	voting online at the Special Meeting by following the instructions at www.colonialstock.com/tstamp2024.
If you are a beneficial holder, you may change your vote by submitting new voting instructions to your broker, bank, or other nominee following the instructions they provided to you. You may also vote online at the Special Meeting, which will have the effect of revoking any previously submitted voting instructions, assuming you obtain your control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.
Whether you are a stockholder of record or a beneficial owner of shares held in “street name”, your attendance at the Special Meeting online will not, by itself, automatically revoke your proxy.
What is the quorum requirement for the Special Meeting?
A quorum of stockholders is necessary for any action to be taken at the Special Meeting (other than adjournment or postponement of the Special Meeting). A quorum exists if stockholders holding one-third of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the Special Meeting in person, or by means of remote communication, or by proxy. If you submit a properly completed proxy, even if you abstain from voting, your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes (described below) also will be counted for purposes of determining the presence of a quorum if the broker, bank or other nominee uses its discretionary authority to vote on at least one routine matter under Nasdaq rules.
How will my shares be voted during the virtual Special Meeting?
Your shares will be voted in accordance with your properly submitted instructions.
Stockholders of Record
If you are a stockholder of record and you submit a proxy but do not include voting instructions on a matter, your shares will be voted in favor of the approval of Proposals 1, 2, 3, and 4 in accordance with the recommendations of our Board. If any other matters are properly presented for a vote at the Special Meeting or any adjournment or postponement thereof, your shares will be voted in the discretion of the named proxies.
Beneficial Holders and Broker Non-Votes
If you are a beneficial holder and you do not provide voting instructions to your broker, bank, or other nominee, that organization will determine if it has the discretionary authority to vote your shares on the particular matter. Under Nasdaq rules, these organizations have the discretion to vote your shares on routine matters - however, they do not have the discretion to vote your shares on non-routine matters. The unvoted shares are called “broker non-votes.” Shares that constitute broker non-votes are considered present for purposes of determining a quorum but are not considered entitled to vote or votes cast on the particular matter.

What are the voting requirements for each matter?

Proposal	Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed	Effect of Broker Non-Vote
Ratify, by a vote of all the stockholders, the approval of the DQI SPA and all transactions contemplated thereunder, including, but not limited to, the sale of 4,597,701 shares of our Class A Common Stock to DQI as required by and in accordance with Nasdaq Listing Rule 5635(d)) (“Proposal 1”); and
	More votes FOR than AGAINST	No effect	No	No effect
Ratify, by a vote of all the stockholders, the issuance of the Private Placement Warrants and the issuance of up to 2,865,798 shares from the exercise of the Private Placement Warrants issued as part of the Armistice SPA, in accordance with Nasdaq Listing Rule 5635(d)) (“Proposal 2”);
	More votes FOR than AGAINST	No effect	No	No effect
Approve the issuance of the New Warrants and the issuance of up to 9,546,060 shares of our Common Stock upon the exercise of the New Warrants issued to Armistice pursuant to the WEA as required by and in accordance with Nasdaq Listing Rule 5635(d)) (“Proposal 3”); and
	More votes FOR than AGAINST	No effect	No	No effect
Approve a reverse stock split of our Common Stock at a ratio of not less than 1-for-5 and not more than 1-for-50, with such ratio to be determined by the Board of Directors on or prior to December 31, 2024, in its sole discretion (“Proposal 4”); and
	More votes FOR than AGAINST	No effect	No	No effect

What are the recommendations of the Board?
Our Board recommends that you vote:

•
“FOR” the ratification of the DQI SPA and the approval of the DQI SPA and all transactions contemplated therein, including, but not limited to, the sale of 4,597,701 shares of our Class A Common Stock to DQI as required by and in accordance with Nasdaq Listing Rule 5635(d) (Proposal 1);

•
“FOR” the issuance of the Private Placement Warrants, as well as the issuance of up to 2,865,798 shares of Common Stock upon the exercise of the Private Placement Warrants issued as part of the Armistice SPA, as required by and in accordance with Nasdaq Listing Rule 5635(d)) (Proposal 2);

•
“FOR” the approval of the issuance of the New Warrants, as well as the issuance of up to 9,546,060 shares of our Common Stock upon the exercise of the New Warrants issued to Armistice pursuant to the WEA as required by and in accordance with Nasdaq Listing Rule 5635(d)) (Proposal 3); and

•
“FOR” the approval of the reverse stock split of our Common Stock at a ratio of not less than 1-for-5 and not more than 1-for-50, with such ratio to be determined by the Board of Directors on or prior to December 31, 2024, in its sole discretion (Proposal 4).

Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.

Who will pay the costs of soliciting votes for the Special Meeting?
We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers, and employees also may solicit proxies by mail, telephone, and personal contact. They will not receive any additional compensation for these activities. We will send proxy materials or additional soliciting materials to banks, brokers, other institutions, nominees, and fiduciaries, and these organizations will then forward the materials to the beneficial holders of our shares. On request, we will reimburse these organizations for their reasonable expenses in forwarding these materials.
How can I find the results of the voting after the Special Meeting?
We will announce preliminary voting results at the Special Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting.

PROPOSAL 1 – RATIFICATION AND APPROVAL OF THE DQI SPA AND RELATED TRANSACTIONS
On July 13, 2024, T Stamp, Inc. (the "Company") entered into the DQI SPA with DQI Holdings, Inc. (“DQI”). Pursuant to the terms of the DQI SPA, DQI agreed, at the closing of the DQI SPA (the “Closing”) and upon the terms and subject to the conditions set forth in the DQI SPA, to purchase from the Company 4,597,701 shares of Class A Common Stock of the Company at $0.435 per share, which was equal to the closing price of the Company’s Class A Common Stock on the Nasdaq Stock Market on July 11, 2024. The total purchase price for the shares was agreed to be paid pursuant to three promissory notes issued by DQI to the Company comprised of (i) a $500,000 promissory note payable on July 31, 2024; (ii) a $500,000 promissory note payable on August 31, 2024; and (iii) a $1,000,000 promissory note payable within three (3) trading days of an effective resale registration statement as contemplated by the Registration Rights Agreement (described further below). None of the promissory notes accrue interest, and each may be repaid before their respective due dates. As of September 13, 2024, each of the $500,000 promissory notes have been repaid. On September 10, 2024, the Company and DQI agreed to accelerate the repayment of the $1,000,000 promissory note to be repaid on or before September 30, 2024.
On July 13, 2024 (the “Closing Date”), the Closing of the DQI SPA occurred, and the Company issued 4,597,701 shares of Class A Common Stock to DQI at $0.435 per share in exchange for the three promissory notes described above, totaling $2,000,000 in combined principal. The Closing of the DQI SPA was subject to a number of customary closing conditions, including, but not limited to, the Company’s entry into a Registration Rights Agreement. Additionally, as part of the Closing of the DQI SPA, DQI executed a Voting Limitation Agreement, described below.
Pursuant to the DQI SPA, the Company agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with DQI, pursuant to which the Company must file a registration statement on Form S-3 (or, if the Company is ineligible to use a Form S-3, another appropriate form) with the Securities and Exchange Commission (the “SEC”) to register the resale of the 4,597,701 shares by DQI, with such registration statement becoming effective within 45 days after the Closing, subject to adjustment in the event of a review by the SEC. The Company entered into the Registration Rights Agreement with DQI on July 13, 2024, and has since filed a registration statement on Form S-3 to register these shares, which is currently under review by the SEC.
Also on July 13, 2024, the Company and DQI entered into a Voting Limitation Agreement, pursuant to which DQI agreed, unless approved by the stockholders of the Company, to not vote shares of the Company’s capital stock representing more than 19.99% of the issued and outstanding shares of Common Stock of the Company issued and outstanding at the time of such vote. The voting limitation applies to DQI, and not to any potential purchasers of DQI’s securities. The purpose of this voting limitation is to ensure that the sale stays within both the definitions of “Minimum Price” and “20% Issuance” under Nasdaq Rule 5635(d), and to provide the Company’s stockholders with meaningful participation in the financing and control of the Company, as the Company intends to hold a ratification vote of the stockholders prior to removing the voting limitation. While the 4,597,701 shares of Class A Common Stock issued to DQI was in excess of 20% of the outstanding shares of Class A Common Stock at the time of issuance, the voting limitation limits DQI’s voting power to 19.99%, until such time as the Company’s stockholders approve the transaction.
The Company agreed that, at its next annual or extraordinary general meeting of the Company’s stockholders, it will seek ratification of the DQI SPA by its stockholders – and if the DQI SPA is ratified at such a meeting, DQI will to be able to exercise full voting rights in respect of all Common Stock acquired under the DQI SPA. If the Company’s stockholders do not ratify the DQI SPA at such meeting, the Company will convene an extraordinary general meeting to seek ratification of the DQI SPA every ninety (90) days thereafter until a stockholder vote ratifying the DQI SPA has been obtained.
The Voting Limitation Agreement will terminate automatically if at any time the number of shares acquired pursuant to the DQI SPA is less than 20% of the Company’s issued Common Stock.
The foregoing descriptions of the DQI SPA, Registration Rights Agreement, and Voting Limitation Agreement are intended to be summaries, and are qualified in their entirety by reference to the Current Report on Form 8-K filed by the Company on July 18, 2024 which more fully describes the above transactions, agreements, and documents, and with which copies of the form of the DQI SPA, Registration Rights Agreement, and Voting Limitation Agreement were filed as exhibits, which are incorporated by reference herein.
Reasons for the Financing
We believe that the funding from the transactions described above was necessary in light of the Company’s cash and funding requirements at the time. The proceeds that we have received and will receive from the repayment of promissory notes issued to us by DQI in exchange for the 4,597,701 shares will improve our capital position and provide financing for commercial growth, working capital and general corporate purposes. We also believe that the terms of the sale of the shares are reasonable in light of market conditions and the size and type of the financing transaction.
Reasons for the Stockholder Approval
Our Class A Common Stock is listed on the Nasdaq Capital Market, and as such, we are subject to the Nasdaq Listing Rules. In order to comply with the Nasdaq Listing Rules and to satisfy conditions under the DQI SPA, we are seeking stockholder approval of this proposal.
Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in an amount equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price”. The Minimum Price is defined as the lower of (i) the closing price of the common stock immediately preceding the signing of the sale agreement or (ii) the average closing price of the common stock for the five (5) trading days immediately preceding the signing of the sale agreement.
The private placement in which we issued the 4,597,701 shares to DQI did not constitute a public offering under the Nasdaq Listing Rules. The purchase price of the shares was equal to or greater than the Minimum Price. Immediately prior to entering into the DQI SPA and at the time the 4,597,701 were issued, we had 11,384,139 shares of common stock outstanding as of July 16, 2024. Therefore, the issuance of 4,597,701 shares of our Class A Common Stock constituted in excess of 20% of the shares of our common stock outstanding prior to giving effect to the financing. Accordingly, we are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the sale and issuance by us of common stock in excess of 20% of the shares of our common stock outstanding on the original date of entry into the DQI SPA.
Under the Nasdaq Listing Rules, we are not permitted to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the private placement offering in which we issued the 4,597,701 shares to DQI under Nasdaq Listing Rule 5635(b) because DQI has agreed that, prior to obtaining stockholder approval of the DQI SPA and related issuance of the shares to DQI, for so long as DQI holds 20.0% or more of our outstanding shares of our common stock, DQI will not vote shares representing more than 19.99% of the common stock of the Company in issuance as at the time of that vote.
Consequences of Not Approving this Proposal 1
The Board is not seeking the approval of our stockholders to authorize our entry into the DQI SPA or the issuance of the 4,597,701 shares. The DQI SPA has already been executed and the shares have already delivered, and the closing of the private placement has occurred. Instead, the Board is seeking ratification and approval of the DQI SPA. The failure of our stockholders to approve this proposal may mean that the Company would be required to rescind the sale of the shares under the DQI SPA, whereby DQI would return the 4,597,701 shares to the Company, and the Company would return the $2,000,000 purchase price paid by DQI for the shares (either by returning the funds to DQI, or by cancelling the promissory notes issued to the Company by DQI). If this occurred, the Company would likely face de-listing from Nasdaq, as it would not be in compliance with the minimum stockholders' equity requirement for continued listing on the Nasdaq Capital Market. Additionally, under the Voting Limitation Agreement, DQI would not be able to vote shares representing more than 19.99% of the common stock of the Company in issuance as at the time of that vote. We also agreed with DQI that if we do not obtain stockholder approval of this proposal at this meeting, the Company will call a meeting every 90 days thereafter to seek stockholder approval until the earlier of the date on which stockholder approval is obtained, which would require us to incur the costs of holding one or more additional stockholder meetings until we receive such approval.
Potential Adverse Effects of Approving this Proposal 1
The approval of this Proposal 1 would terminate the Voting Limitation Agreement, and therefore would provide greater voting power to DQI than it has currently. DQI may use its voting power in ways in which you may not agree.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVING THE RATIFICATION AND APPROVAL OF THE DQI SPA AND THE ISSUANCE OF 4,597,701 SHARES OF OUR CLASS A COMMON STOCK TO DQI.

PROPOSAL 2 – RATIFICATION AND APPROVAL OF THE ISSUANCE OF THE PRIVATE PLACEMENT WARRANTS (AND THE ISSUANCE OF SHARES UPON THE EXERCISE THEREOF) ISSUED PURSUANT TO THE ARMISTICE SPA
On September 3, 2024, the Company entered into the Armistice SPA with Armistice, pursuant to which the Company agreed to issue and sell to the investor (i) in a registered direct offering the Pre-Funded Warrants to purchase 1,432,399 shares of the Company's Class A Common Stock and (ii) in a concurrent private placement, the Private Placement Warrants exercisable for an aggregate of up to 2,865,798 shares of Class A Common Stock, at an exercise price of $0.3223 per share of Class A Common Stock. The offering price per Pre-Funded Warrant was $0.3213.
The securities to be issued in the registered direct offering were offered pursuant to the Company’s shelf registration statement on Form S-3 (File 333-271091) (the “Shelf Registration Statement”), initially filed by the Company with the SEC under the Securities Act on April 3, 2023 and declared effective on April 12, 2023. The Pre-Funded Warrants are exercisable upon issuance and will remain exercisable until all of the Pre-Funded Warrants are exercised in full.
The Private Placement Warrants (and the shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants) were not registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.
Pursuant to the Armistice SPA, the Company agreed to hold an annual or special meeting of its stockholders within sixty (60) days following the closing date of the Armistice SPA for the purpose of obtaining shareholder approval of the Armistice SPA and transactions contemplated thereunder (including, but not limited to, the issuance of the Pre-Funded Warrants, Private Placement Warrants, and shares issuable upon the exercise of the Pre-Funded Warrants and Private Placement Warrants) as may be required by the applicable rules and regulations of the Nasdaq Stock Market (“Shareholder Approval”). If the Company does not obtain Shareholder Approval at the first meeting, the Company must call a meeting every ninety (90) days thereafter to seek Shareholder Approval until the earlier of the date on which Shareholder Approval is obtained or the warrants are no longer outstanding.
The Private Placement Warrants are immediately exercisable upon the date Shareholder Approval is received, and will expire five years thereafter, and in certain circumstances may be exercised on a cashless basis. If we fail for any reason to deliver shares of Class A Common Stock upon the valid exercise of the Private Placement Warrants, subject to our receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the Private Placement Warrants, we are required to pay the applicable holder, in cash, as liquidated damages as set forth in the Private Placement Warrants. The Pre-Funded Warrants and Private Placement Warrants also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the Pre-Funded Warrants and Private Placement Warrants.
On September 3, 2024, the Company closed the registered direct offering and the private placement offering (collectively, the “Offering”), raising gross proceeds of approximately $2.0 million before deducting placement agent fees and other offering expenses payable by the Company. In the event that all Private Placement Warrants are exercised for cash, the Company will receive additional gross proceeds of approximately $3.076 million. The Company’s primary use of the net proceeds is to fund the termination of its transaction documents with HCM Management Foundation with the balance being used for working capital, capital expenditures and other general corporate purposes.

Pursuant to the terms of the Armistice SPA, the Company is required within 30 days of September 3, 2024 to file a registration statement on Form S-1 or other appropriate form if the Company is not then S-1 eligible registering the resale of the shares of Class A Common Stock issued and issuable upon the exercise of the Private Placement Warrants. The Company is required to use commercially reasonable efforts to cause such registration to become effective within 91 days of the closing date of the Offering, and to keep the registration statement effective at all times until no investor owns any Private Placement Warrants or shares issuable upon exercise thereof.
Pursuant to the terms of the Armistice SPA, from September 3, 2024 until 45 days thereafter, subject to certain exceptions, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or file any registration statement or any amendment or supplement thereto, other than a prospectus supplement for the Shelf Registration Statement. In addition, from September 3, 2024 until 45 days thereafter, we are prohibited from effecting or entering into an agreement to effect any issuance of common stock or common stock equivalents involving a variable rate transaction (as defined in the Armistice SPA).
Also in connection with the Offering, on September 3, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares, Pre-Funded Warrants, and Private Placement Warrants. The Company will pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds generated from such sales and will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $45,000.
The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.
In addition, pursuant to certain “lock-up” agreements (each, a “Lock-Up Agreement”) that were required to be entered into as a condition to the closing of the Armistice SPA, our officers and directors have agreed, for a period of 60 days from September 3, 2024, not to engage in any of the following, whether directly or indirectly, without the consent of the purchaser under the Armistice SPA: offer to sell, sell, contract to sell pledge, grant, lend, or otherwise transfer or dispose of our common stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock (the “Lock-Up Securities”); enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lock-Up Securities; enter into any transaction, swap, hedge, or other arrangement relating to any Lock-Up Securities subject to customary exceptions; or publicly disclose the intention to do any of the foregoing.
The foregoing does not purport to be a complete description of each of the Placement Agency Agreement, the Pre-Funded Warrants, the Private Placement Warrants, the Armistice SPA, and Lock-Up Agreement and is qualified in its entirety by reference to the full text of each of such document, which are filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2024 and are incorporated by reference.
Reasons for the Financing
The Company’s primary use of the net proceeds from the Armistice SPA is to fund the termination of its transaction documents with HCM Management Foundation (including certain warrants issued to HCM), which are described in the Form 8-K filed by the Company on April 4, 2024. In particular, certain of the warrants issued to HCM had certain anti-dilution provisions that made it difficult for the Company to seek capital from other investors. On September 3, 2024, the Company paid $1.65 million to HCM in consideration for the termination of these warrants, as well as all other related transaction documents entered into with HCM, which we believe was to the benefit of the Company. We also believe that the terms of the sale of the securities under the Armistice are reasonable in light of market conditions and the size and type of the financing transaction.
Reasons for the Stockholder Approval
Our Class A Common Stock is listed on the Nasdaq Capital Market, and as such, we are subject to the Nasdaq Listing Rules. In order to comply with the Nasdaq Listing Rules and to satisfy conditions under the Armistice SPA, we are seeking stockholder approval of this proposal.
Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in an amount equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price”. The Minimum Price is defined as the lower of (i) the closing price of the common stock immediately preceding the signing of the sale agreement or (ii) the average closing price of the common stock for the five (5) trading days immediately preceding the signing of the sale agreement.
While the Pre-Funded Warrants were issued in a public offering, the private placement in which we issued the Private Placement Warrants exercisable for an aggregate of up to 2,865,798 shares of Class A Common Stock shares to Armistice did not constitute a public offering under the Nasdaq Listing Rules. The exercise price of the Private Placement Warrants was equal to or greater than the Minimum Price. Immediately prior to entering into the Armistice SPA, and at the time the Private Placement Warrants were issued, we had 16,939,750 shares of common stock outstanding. While the issuance of 2,865,798 shares of our Class A Common Stock upon exercise of the Private Placement Warrants alone would not be in excess of 20% of our outstanding common stock, taken together with the other issuances to Armistice under the WEA which occurred on the same date as the Armistice SPA was entered into would constitute an issuance in excess of 20% of the shares of our common stock outstanding prior to giving effect to Armistice SPA and the WEA combined. Accordingly, we are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the sale and issuance of the Private Placement Warrants.
Under the Nasdaq Listing Rules, we are not permitted to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the issuance of the securities under the Armistice SPA (including shares issuable upon the exercise of the Pre-Funded Warrants and/or Private Placement Warrants) because they could not result in a change of control of our Company. Further, Under the Nasdaq Listing Rules, we are not permitted to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. Further, the investor has agreed that, for so long as they hold any shares of our Common Stock, neither they nor any of their affiliates will exercise the Private Placement Warrants if such exercise, collectively, would result in them beneficially owning or controlling more than 4.99% (or 9.99% at the election of the holder) of the Company’s outstanding Common Stock at any time.
Consequences of Not Approving this Proposal 2

The Board is not seeking the approval of our stockholders to authorize our entry into the Armistice SPA or the issuance of the Pre-Funded Warrants. The Armistice SPA has already been executed and the Pre-Funded Warrants were issued in a public offering. Instead, the Board is seeking approval and ratification of the issuance of the Private Placement Warrants, as well as the shares issuable upon the exercise thereof. The failure of our stockholders to approve this proposal will mean we cannot permit the exercise of the Private Placement Warrants and (ii) may incur substantial additional costs and expenses because we will need to hold another meeting every ninety (90) to vote upon this proposal until it is approved.
If the Private Placement Warrants cannot be exercised, we will not receive up to $923,646.70 from the exercise of these warrant, which could adversely impact our ability to fund our operations.
Potential Adverse Effects of the Approval of Proposal No. 2
If this Proposal No. 2 is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of the shares upon exercise of the Private Placement Warrants. Assuming the full exercise of the Private Placement Warrants, an additional 2,865,798 shares of Class A Common Stock will be added to our outstanding capital stock, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our Class A Common Stock.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVING THE RATIFICATION AND APPROVAL OF THE ISSUANCE OF THE PRIVATE PLACEMENT WARRANTS AND SHARES ISSUABLE UPON THE EXERCISE OF THE PRIVATE PLACEMENT WARRANTS.

PROPOSAL 3 – APPROVAL OF ISSUANCE OF THE NEW WARRANTS AND THE ISSUANCE OF THE SHARES ISSUABLE UPON EXERCISE OF THE NEW WARRANTS
On September 3, 2024, the Company entered into the WEA with Armistice, pursuant to which Armistice agreed to exercise (the “Exercise”) (i) all of the warrants issued to the institutional investor on June 5, 2023, as subsequently amended on December 20, 2023, which are exercisable for 1,173,030 shares of the Company’s Class A Common Stock with a current exercise price of $1.34 per share (the “June 2023 Warrants”) and (ii) all of the warrants issued to the institutional investor on December 20, 2023, which are exercisable for 3,600,000 shares of Class A Common Stock, with a current exercise price of $1.34 per share (the “December 2023 Warrants” and collectively with the June 2023, the “Existing Warrants”). In consideration for the immediate exercise of 4,773,000 of the Existing Warrants for cash, the Company agreed to reduce the exercise price of all of the Existing Warrants, including any unexercised portion thereof, to $0.3223 per share, which is equal to the most recent closing price of the Company’s Class A Common Stock on The Nasdaq Stock Market prior to the execution of the WEA. In addition, in consideration for such Exercise, the institutional investor received new unregistered warrants to purchase up to an aggregate of 9,546,060 shares of Class A Common Stock, equal to 200% of the shares of Class A Common Stock issued in connection with the Exercise, with an exercise price of $0.3223 per share (the “New Warrants”) in a private placement pursuant to Section 4(a)(2) of the Securities Act.
The New Warrants have substantially the same terms as the June 2023 Warrants, except that the New Warrants will not become exercisable until such time as the Company has received stockholder approval with respect to the issuance of shares of Class A Common Stock underlying the New Warrants and will remain exercisable for five (5) years from the stockholder approval. The Company agreed to hold a stockholder meeting for this purpose no later than the 90th calendar date following the entry into the WEA. The Company agreed to file a resale registration statement on Form S-3 within 30 days of September 3, 2024 with respect to the New Warrants and the shares of Class A Common Stock issuable upon exercise of the New Warrants. The Existing Warrants and the New Warrants each include a beneficial ownership limitation that prevents the institutional investor from owning more than 9.99%, with respect to the Existing Warrants, and 4.99%, with respect to the New Warrants, of the Company’s outstanding Class A Common Stock at any time.
Additionally, pursuant to the WEA, from September 3, 2024 until the 60th day thereafter, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company of any common stock of the Company or any common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of the Company’s common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of the Company’s common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company’s common stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. The institutional investor will be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

The foregoing descriptions of the warrant exercise agreement and the New Warrants are not complete and are qualified in their entirety by reference to the full text of the form of WEA and the form of the New Warrant, copies of which are filed hereto as Exhibits 10.2 and 4.2, respectively, to the Current Report on Form 8-K filed by the Company on September 5, 2024, and are incorporated by reference herein.
Reasons for the Financing
We believe that the funding from the transactions described above was necessary in light of the Company’s cash and funding requirements at the time. We believe the proceeds that we received in connection with the Exercise and may receive in connection with the exercise of the New Warrants will improve our capital position and provide financing for commercial growth, working capital and general corporate purposes. We also believe that the terms of the New Warrants are reasonable in light of market conditions and the size and type of the financing transaction.
Reasons for the Stockholder Approval
Our Class A Common Stock is listed on the Nasdaq Capital Market, and as such, we are subject to the Nasdaq Listing Rules. In order to comply with the Nasdaq Listing Rules and to satisfy conditions under the Exercise Agreement, we are seeking stockholder approval of this proposal.
Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) in an amount equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price”. The Minimum Price is defined as the lower of (i) the closing price of the common stock immediately preceding the signing of the sale agreement or (ii) the average closing price of the common stock for the five (5) trading days immediately preceding the signing of the sale agreement.
The private placement in which we issued the New Warrants to the investor did not constitute a public offering under the Nasdaq Listing Rules. The initial exercise price of the New Warrants was equal to or greater than the Minimum Price, but if the exercise price is adjusted pursuant to the exercise price adjustment provisions in the New Warrants, such reduced exercise price may be less than the Minimum Price. Immediately prior to entering into the WEA, and at the time the New Warrants were issued, we had 16,939,750 shares of Common Stock outstanding. Therefore, the potential issuance of 9,546,060 shares of our Common Stock upon exercise of the New Warrants would constitute in excess of 20% of the shares of our Common Stock outstanding prior to giving effect to the financing. Accordingly, we are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by us of Common Stock (or securities convertible into or exercisable for our Common Stock) in excess of 20% of the shares of our Common Stock outstanding on the original date of entry into the WEA, at, if applicable, an exercise price less than the Minimum Price as a result of the exercise price adjustment features of the New Warrants, since such provisions may reduce the per share exercise price and result in the issuance of shares at less than the Minimum Price.
Under the Nasdaq Listing Rules, we are not permitted to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the private placement offering in which we issued the New Warrants to the investor under Nasdaq Listing Rule 5635(b) because the investor has agreed that, for so long as they hold any shares of our Common Stock, neither they nor any of their affiliates will acquire shares of our Common Stock which will result in them and their affiliates, collectively, beneficially owning or controlling more than 9.99%, with respect to the Existing Warrants, and 4.99%, with respect to the New Warrants, of the Company’s outstanding Common Stock at any time.

Consequences of Not Approving this Proposal
The Board is not seeking the approval of our stockholders to authorize our entry into the WEA or the issuance of the New Warrants. The WEA and the New Warrants have already been executed and delivered, and the closing of the private placement has occurred. The failure of our stockholders to approve this proposal will mean that the exercise of the New Warrants will be limited to the extent that such exercise would result in the issuance, in the aggregate, of no more than 19.99% of the shares of our Common Stock outstanding at an exercise price less than the Minimum Price. We also agreed with the holder of the New Warrant that if we do not obtain stockholder approval of this proposal at this meeting, the Company will call a meeting every 90 days thereafter to seek stockholder approval until the earlier of the date on which stockholder approval is obtained or the New Warrants are no longer outstanding, which would require us to incur the costs of holding one or more additional stockholder meetings until we receive such approval.
Also, the full exercise of the New Warrants would result in $3,076,675.80 proceeds to the Company. If not approved, the Company would not be able to realize the benefit of these proceeds for plan of operations.
Potential Adverse Effects of the Approval of this Proposal
If this proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of the shares upon exercise of the Private Placement Warrants. Assuming the full exercise of the New Warrants, an additional 9,546,060 shares of Class A Common Stock will be added to our outstanding capital stock, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our Class A Common Stock.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVING THE ISSUANCE OF UP 9,546,060 SHARES OF OUR CLASS A COMMON STOCK UPON THE EXERCISE OF THE NEW WARRANTS ISSUED TO ARMISTICE PURSUANT TO THAT CERTAIN WARRANT EXERCISE AGREEMENT DATED SEPTEMBER 3, 2024.

PROPOSAL 4 - APPROVAL OF THE REVERSE SPLIT
General Description of Corporate Action
On September 19, 2024, the Board of Directors approved the proposal to amend our Third Amended and Restated Certificate of Incorporation (the “Restated Certificate” a form of which is included as Appendix B to this proxy statement), to enable a potential reverse split (the “Reverse Split”) of our outstanding shares of Common Stock with a ratio of not less than 1-for-5 and not more than 1-for-50 to be selected at the discretion of our Board of Directors. Stockholder approval of this proposal will authorize our Board of Directors, in its sole discretion, to determine whether to effect the Reverse Split and to set the exact ratio within the range at which the Reverse Split will be effected, at any time prior to December 31, 2024. Our Board of Directors believes that approval of this proposal to effect the Reverse Split and to determine the ratio as opposed to approval of an immediate reverse stock split at a specific ratio, and to effect such reverse stock split at any time prior to December 31, 2024, will provide our Board of Directors with maximum flexibility to react to current market conditions and therefore to achieve the purposes of the Reverse Split, if implemented, and to act in the best interests of our stockholders.
Effecting the Reverse Split requires that our Restated Certificate be amended. If approved, the Reverse Split will be effective upon the filing of a Certificate of Amendment to the Restated Certificate, in the form attached to this proxy statement as Annex A (the “Certificate of Amendment”), with the Secretary of State of Delaware, with such filing to occur, if at all, at the sole discretion of the Board of Directors.
Reasons for Approving the Reverse Split
The intention of the Board of Directors in obtaining approval for the authority to effect a Reverse Split would be to increase the stock price of our Common Stock sufficiently above the $1.00 minimum bid price to regain compliance with the continued listing requirements on the Nasdaq Capital Market (“Nasdaq”). The Board of Directors, in its sole discretion, can elect to abandon the Reverse Split in its entirety at any time.
One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock as described below. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders (whether such stockholders hold Common Stock) since each stockholder would hold the same percentage of our Common Stock (in hand or on an as converted basis) outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares would not be affected by the Reverse Split.
General Effect of the Reverse Split
The table below shows the effect of the Reverse Split on the Common Stock issued and outstanding as of the date hereof, assuming an exchange ratio of each of 1:5, 1:30 and 1:50, respectively, for the Reverse Split.
The columns labeled “After Reverse Split” in the table do not reflect the adjustments that will result from the issuance of additional shares to certain holders to round up their fractional shares. The Company cannot calculate at this time the number of whole shares that will be issued in lieu of fractions as a result of the Reverse Split.

Shares of Common Stock	Prior to	After Reverse	After Reverse	After Reverse
	Reverse Split	Split (1 for 5)	Split (1 for 30)	Split (1 for 50)
Authorized	50,000,000	50,000,000	50,000,000	50,000,000
Issued and outstanding as of September 4, 2024	18,819,750	3,763,950	627,325	376,395
Reserved for future issuance	28,497,928	5,699,586	949,931	569,959
Available for issuance	2,682,322	40,536,464	48,422,744	49,053,646
Reasons for the Reverse Split; Nasdaq Requirements for Continued Listing
The Board of Directors’ primary objective in proposing a potential Reverse Split is to raise the per share trading price of our Common Stock. Our Common Stock currently trades on Nasdaq under the symbol “IDAI.”
On May 3, 2024, we received a deficiency notice from Nasdaq informing us that our Common Stock failed to comply with the $1 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) based upon the closing bid price of the Common Stock for the 30 consecutive business days prior to the date of the notice from Nasdaq. To regain compliance, the minimum bid price of the Common Stock was required to meet or exceed $1.00 per share for a minimum of ten consecutive trading days at any time prior to October 30, 2024.
To regain compliance with the Bid Price Rule, among other things, the bid price of our Common Stock must close at or above $1.00 per share for a minimum of ten consecutive business days. In the event that our Common Stock is delisted by Nasdaq, our Common Stock would likely trade on the over-the-counter market. If our shares were to trade on the over-the-counter market, selling our Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our Common Stock are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our Common Stock, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for Common Stock. Such potential delisting from the Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing.
Our Board of Directors believes that the Reverse Split and any resulting increase in the per share price of our Common Stock will enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.
We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be able to maintain our listing on Nasdaq.

Potential Disadvantages of the Reverse Split
As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to a factor of at least 50. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our Common Stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.
The number of shares held by each individual holder of Common Stock would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing holders of Common Stock in the event they wish to sell all or a portion of their position.
Although our Board of Directors believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.
Effecting the Reverse Split
Upon receipt of stockholder approval for the Reverse Split Proposal, if our Board of Directors concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Certificate of Amendment will be filed with the Secretary of State of Delaware. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of Delaware to effect the Reverse Split will be determined by our Board of Directors. In addition, if for any reason our Board of Directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. In addition, our Board of Directors may deem it advisable to effect the Reverse Split even if the price of our Common Stock is above $1.00 at the time the Reverse Split is to be effected. The Reverse Split will be effective as of the date of filing of the Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”).
Upon the filing of the Certificate of Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board.
Effect on Outstanding Shares, Options and Certain Other Securities
If the Reverse Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

Effect on Registration
Our Common Stock is currently registered under the Securities Act of 1933, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock.
Fractional Shares; Exchange of Stock Certificates
Our Board of Directors does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.
We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.
On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be our transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.
Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.
Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.
Stockholders will not have to pay any service charges in connection with the exchange of their certificates.
Authorized Shares
If and when our Board of Directors elects to effect the Reverse Split, the Certificate of Amendment will not reduce the authorized number of shares of our capital stock.
In accordance with our Third Amended and Restated Certificate of Incorporation, and Delaware law, our stockholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.
Anti-Takeover and Dilutive Effects

The authorized Common Stock will not be diluted as a result of the Reverse Split. The Common Stock that is authorized but unissued provides the Board with flexibility to effect among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate of Amendment would continue to give our Board of Directors authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board of Directors have any present intent to use the authorized but unissued Common Stock or preferred stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.
Accounting Consequences
As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio that is determined by the Board of Directors (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.
Federal Income Tax Consequences
The following discussion is a summary of the U.S. federal income tax consequences of the Reverse Split generally applicable to U.S. holders (as defined below) of our Common Stock, and is based upon U.S. federal income tax law and relevant interpretations thereof in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to you in light of your individual circumstances, including if you are subject to special tax rules that apply to certain types of investors (e.g., financial institutions, insurance companies, broker-dealers, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market tax accounting, S corporations, regulated investment companies, real estate investment trusts, investors that will hold our securities as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, the Medicare tax on certain investment income or the alternative minimum tax.
This summary is limited to U.S. holders that hold our Common Stock as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) regarding any matter discussed herein, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.
For purposes of this summary, a “U.S. holder” is a beneficial holder of Common Stock who or that, for U.S. federal income tax purposes, is:

•	an individual who is a United States citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for United States federal income tax purposes that is created or organized (or treated as created or organized) in or under the laws of the United States or any state or political subdivision thereof;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) it has in effect a valid election under applicable Treasury regulations to be treated as a United States person.
If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.
Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.
The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.
Vote Required and Board of Directors’ Recommendation
Assuming a quorum is present, the affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote at the meeting, is required for approval of this Proposal No. 4. For purposes of the approval of Proposal No. 4, abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the result of the vote.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 4 – APPROVING THE REVERSE SPLIT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets out, as of August 31, 2024, the voting securities of the Company that are owned by executive officers and directors, and other persons holding more than 5% of any class of the Company’s voting securities or having the right to acquire those securities.

	Amount		Amount
	and		and
	nature of		nature of		Percent
	beneficial		beneficial		of
Name and Address of Beneficial Owner	ownership		acquirable		class (1)
Named Officers and Directors
Gareth Genner, Chief Executive Officer, 3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305	230,329	(2)	—		1.36%
Andrew Gowasack, President, 3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305	294,947		—		1.74%
Alexander Valdes, Chief Financial Officer, 3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305	107,787	(3)	—		0.64%
Joshua Allen, EVP, Director, 3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305	18,128		—		0.11%
Tracy Ming, Financial Controller, 3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305	16,729		—		0.10%
William McClintock, Independent Non-Executive Director, Hub 8, Unit 2 The Brewery Quarter, High St, Cheltenham GL50 3FF, United Kingdom	41,472		—		0.24%
Charles Potts, Independent Non-Executive Director, 3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305	11,423		27,569	(4)	0.23%
Kristin Stafford, Independent Non-Executive Director, 3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305	234		—		—%
Berta Pappenheim, Independent Non-Executive Director, 3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305	—		—		—%
All executive officers and directors as a group (9 persons)	721,049		27,569		4.41%
Other 5% Holders
DQI Holdings Inc, 1900 Saint James Place Suite 125, Houston, TX 77056	4,597,701		—		27.10%

(1)	Based on 16,939,750 shares of Class A Common Stock outstanding as of August 31, 2024, plus 9,972,642 shares of Class A Common Stock acquirable within 60 days of August 31, 2024.

(2)	Represents shares of Class A Common Stock held by Gareth Genner’s spouse, Barbara Genner (159,405) and shares of Class A Common Stock held by Gareth Genner (70,924).

(3)	Represents shares of Class A Common Stock held by Alexander Valdes’ spouse, Victoria Valdes (250), New Direction Trust Company as Custodian FBO Alexander J. Valdes ROTH IRA (500) and shares of Class A Common Stock held by Alexander Valdes (107,037). Alexander J. Valdes ROTH IRA is wholly owned by Alexander Valdes.

(4)	Represents shares of Class A Common Stock issuable at any time upon request pursuant to grants.

HOUSEHOLDING INFORMATION
We have adopted a practice called “householding.” This practice allows us to deliver only one copy of certain of our stockholder communications (such as the notice regarding the internet availability of proxy materials, our annual reports, or our proxy materials) to stockholders who have the same address and last name and who do not participate in email delivery of these materials, unless one or more of these stockholders notifies us that he or she would like to receive an individual copy of these notices or materials. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Special Meeting or for any future meetings or stockholder communications, please send your written request to T Stamp Inc., 3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305, Attention: Secretary, or call us at (404) 806-9906. Upon written or oral request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.
STOCKHOLDER PROPOSALS
For Inclusion in the 2024 Annual Meeting Proxy Statement
A stockholder who would like to have a proposal considered for inclusion in our 2024 proxy statement pursuant to SEC Rule 14a-8 must have submitted the proposal so that it is received by us no later than August 9, 2024, unless the date of our 2024 Annual Meeting is more than 30 days before or after December 29, 2024, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to T Stamp Inc., 3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305, Attention: Board Secretary.
In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 Annual Meeting of Stockholders in accordance with Exchange Act Rule 14a-19 must provide notice to our principal executive offices at the address above no later than October 29, 2024. Any such notice of intent to solicit proxies must comply with all the requirements of SEC Rule 14a-19.
For Inclusion in the 2025 Annual Meeting Proxy Statement
A stockholder who would like to have a proposal considered for inclusion in our 2025 proxy statement pursuant to SEC Rule 14a-8 must be submitted not less than 120 calendar days before the date of the company's proxy statement released to shareholders in connection with the 2024 Annual Meeting. However, if the company does not hold an annual meeting in 2024, or if the date of the 2024 Annual has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the company begins to print and send its proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to T Stamp Inc., 3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305, Attention: Board Secretary.
In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees for the 2025 Annual Meeting of Stockholders in accordance with Exchange Act Rule 14a-19 must provide notice to our principal executive offices at the address above no later than no later than 60 calendar days prior to the anniversary of the 2025 Annual Meeting. Any such notice of intent to solicit proxies must comply with all the requirements of SEC Rule 14a-19.
WHERE YOU CAN FIND MORE INFORMATION
Trust Stamp files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Trust Stamp’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at

www.sec.gov. We also maintain a website at www.truststamp.ai, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.
You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above or from us by requesting them in writing or by telephone at the following address:
T Stamp Inc.
Attention: Board Secretary
3017 Bolling Way NE, Floor 2,
Atlanta, Georgia, 30305, USA
(404) 806-9906
This document is a proxy statement of Trust Stamp for the Special Meeting of Trust Stamp stockholders. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference into this proxy statement information contained in documents that we file with it. The information incorporated by reference is deemed to be part of this proxy statement. Any statement contained in this proxy statement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This proxy statement incorporates by reference the documents set forth below that have previously been filed with the SEC, other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, which includes Risk Factors applicable to our Company;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 16, 2024 and August 13, 2024, respectively;
•
our Current Reports on Form 8-K and/or 8-K/A, filed with the SEC on January 3, 2024, March 28, 2024, April 4, 2024, May 8, 2024, June 6, 2024, July 12, 2024, July 16, 2024, July 18, 2024, August 13, 2024. September 5, 2024, September 9, 2024, September 13, 2024, and September 13, 2024.

•
Description of our Class A Common Stock contained in our Registration Statement on Form S-1 filed with the SEC on August 23, 2023, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act will also be deemed to be incorporated by reference into this proxy statement and deemed to be part of this proxy statement from the date of the filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the address and telephone number set forth above under “Where You Can Find More Information.”
OTHER MATTERS
The Board does not know of any other matters to be brought before the Special Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Special Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors of T Stamp Inc.,

/s/ Gareth Genner
Gareth Genner
Chief Executive Officer
September 30, 2024

 Appendix A

Appendix B

CERTIFICATE OF AMENDMENT

TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

T STAMP INC.

T Stamp Inc. (the "***Corporation***"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "***General Corporation Law***"), hereby certifies as follows:

1. This Certificate of Amendment amends the provisions of the Corporation's Third Amended and Restated Certificate of Incorporation filed with the Secretary of State on June 13, 2023 (the "***Restated Certificate***").

2. The initial paragraph of Article V of the Restated Certificate is amended and restated as follows:

"The total number of shares of all classes of stock that the Corporation has authority to issue is 50,000,000, consisting of (a) 50,000,000 shares of Common Stock, $0.01 par value per share ("***Common Stock***").

Reverse Stock Split. Effective at [   ], Eastern Time, on [   ] (the "***Reverse Split Effective Time***"), every [_] ([_]) shares of Common Stock issued and outstanding or held by the Corporation as treasury shares as of the Reverse Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock, without effecting a change to the par value per share of Common Stock, subject to the treatment of fractional interests as described below (the "***Reverse Split***"). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. In lieu of any fractional shares, the Corporation will issue to stockholders of record who would otherwise be entitled to receive a fractional share because the number of shares of Common Stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares. As of the Reverse Split Effective Time and thereafter, a certificate(s) representing shares of Common Stock prior to the Reverse Split is deemed to represent the number of post-Reverse Split shares into which the pre-Reverse Split shares were reclassified and combined. The Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock of the Corporation and all references to such Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Common Stock shall be deemed to be references to the Common Stock or options or rights to purchase or acquire shares of Common Stock, as the case may be, after giving effect to the Reverse Split."

The remainder of Article V remains as it exists in the Restated Certificate.

3. These amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

4. All other provisions of the Restated Certificate shall remain in full force and effect

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Gareth Genner, its Chief Executive Officer, on this [DAY] of [MONTH], 2024.

____

Gareth N. Genner, Chief Executive Officer